Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 of our report dated November 10, 2020 with respect to our audits of the consolidated financial statements of Ufin Holdings Limited and Subsidiaries as of June 30, 2020 and 2019 and for each of years in the two year period ended June 30, 2020. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Friedman LLP

New York, New York

November 10, 2020